                            SHARE PURCHASE AGREEMENT

                                      AMONG

                         THE SHAREHOLDERS OF PJAX, INC.

                                       AND

                               VITRAN CORPORATION

                                       AND

                             VITRAN CORPORATION INC.

                              DATED OCTOBER 2, 2006

                                TABLE OF CONTENTS

1. INTERPRETATION..........................................................    2
   1.1    DEFINED TERMS....................................................    2
   1.2    CURRENCY.........................................................    7
   1.3    SECTIONS AND HEADINGS............................................    7
   1.4    NUMBER, GENDER AND PERSONS.......................................    7
   1.5    ACCOUNTING PRINCIPLES............................................    8
   1.6    ENTIRE AGREEMENT.................................................    8
   1.7    TIME OF ESSENCE..................................................    8
   1.8    APPLICABLE LAW...................................................    8
   1.9    SEVERABILITY.....................................................    8
   1.10   CONSTRUCTION.....................................................    9
   1.11   KNOWLEDGE........................................................    9
   1.12   SCHEDULES........................................................    9
2. PURCHASE AND SALE OF PURCHASED SHARES...................................   10
   2.1    PURCHASE AND SALE OF PURCHASED SHARES............................   10
   2.2    PURCHASE PRICE...................................................   10
   2.3    VITRAN SHARES....................................................   11
   2.4    SEPTEMBER 30, 2006 FINANCIAL STATEMENTS..........................   11
   2.5    DISPUTES CONCERNING SEPTEMBER 30, 2006 FINANCIAL STATEMENTS......   11
   2.6    CASH ON CLOSING..................................................   12
   2.7    ADJUSTMENT FOR INDEBTEDNESS......................................   12
3. REPRESENTATIONS AND WARRANTIES OF THE VENDORS...........................   13
   3.1    ORGANIZATION AND STATUS..........................................   13
   3.2    AUTHORIZED AND ISSUED CAPITAL....................................   13
   3.3    NO OPTIONS.......................................................   13
   3.4    NO SUBSIDIARIES..................................................   13
   3.5    NO VIOLATION.....................................................   13
   3.6    BUSINESS OF THE CORPORATION......................................   14
   3.7    TITLE TO PERSONAL PROPERTY.......................................   14
   3.8    LOCATION OF LEASED REAL PROPERTY.................................   15
   3.9    STATUS OF REAL PROPERTY..........................................   15
   3.10   REAL PROPERTY LEASES.............................................   16
   3.11   INTELLECTUAL PROPERTY............................................   17
   3.12   AGREEMENTS AND COMMITMENTS.......................................   17
   3.13   COMPLIANCE WITH LAWS.............................................   19
   3.14   PERMITS AND LICENSES.............................................   19
   3.15   CONSENTS AND APPROVALS...........................................   19
   3.16   FINANCIAL STATEMENTS.............................................   19
   3.17   FINANCIAL BOOKS AND RECORDS......................................   20
   3.18   ACCOUNTS RECEIVABLE..............................................   20
   3.19   FREIGHT DAMAGE CLAIMS............................................   20
   3.20   CORPORATE RECORDS................................................   20
   3.21   ABSENCE OF CHANGES...............................................   21
   3.22   TAXES............................................................   22
   3.23   LITIGATION AND OTHER PROCEEDINGS.................................   23
   3.24   ACCOUNTS AND POWERS OF ATTORNEYS.................................   24
   3.25   DIRECTORS AND OFFICERS...........................................   24

   3.26   RELATED PARTY TRANSACTIONS.......................................   24
   3.27   ENVIRONMENTAL....................................................   25
   3.28   EMPLOYEE PLANS...................................................   26
   3.29   COLLECTIVE AGREEMENTS............................................   27
   3.30   EMPLOYEES........................................................   27
   3.31   EMPLOYEE ACCRUALS................................................   28
   3.32   BONUS PAYMENTS...................................................   28
   3.33   WORKER'S COMPENSATION............................................   28
   3.34   CUSTOMERS........................................................   28
   3.35   OWNER-OPERATORS..................................................   28
   3.36   PRODUCT WARRANTIES...............................................   29
   3.37   ILLEGAL PAYMENTS.................................................   29
   3.38   INDEBTEDNESS.....................................................   29
   3.39   SECURITIES LAWS..................................................   29
   3.40   BINDING NATURE...................................................   29
   3.41   NO CONFLICT......................................................   29
   3.42   OWNERSHIP OF PURCHASED SHARES....................................   30
4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.........................   30
   4.1    ORGANIZATION.....................................................   30
   4.2    CORPORATE POWER AND AUTHORIZATION................................   30
   4.3    NO VIOLATION.....................................................   30
   4.4    FINANCIAL ABILITY................................................   31
   4.5    CONSENTS AND APPROVALS...........................................   31
5. REPRESENTATIONS AND WARRANTIES OF VITRAN................................   31
   5.1    ORGANIZATION.....................................................   31
   5.2    CORPORATE POWER AND AUTHORIZATION................................   31
   5.3    NO VIOLATION.....................................................   31
   5.4    VITRAN'S FINANCIAL STATEMENTS....................................   32
   5.5    REPORTING ISSUER.................................................   32
   5.6    LISTINGS.........................................................   32
   5.7    CONSENTS AND APPROVALS...........................................   32
   5.8    VITRAN SHARES....................................................   32
6. COVENANTS...............................................................   33
   6.1    DELIVERY OF BOOKS AND RECORDS....................................   33
   6.2    CONDUCT PRIOR TO CLOSING.........................................   33
   6.3    DELIVERY OF TRANSFER DOCUMENTS...................................   34
   6.4    REGULATORY CONSENTS OF THE CORPORATION...........................   34
   6.5    DELIVERY OF CLOSING DOCUMENTATION BY THE VENDORS.................   34
   6.6    DELIVERY OF PURCHASER'S CLOSING DOCUMENTATION....................   34
   6.7    REGULATORY CONSENTS OF THE PURCHASER.............................   35
   6.8    SECTION 338(H)(10) ELECTION......................................   35
   6.9    REMOVAL OF PERSONAL ITEMS........................................   37
   6.10   RESTRICTION ON TRANSFER OF SHARES................................   37
   6.11   DELIVERY OF ACQUISITION AGREEMENT................................   37
   6.12   TAX COOPERATION..................................................   37
   6.13   DELIVERY OF EMPLOYMENT AGREEMENT.................................   38
7. CLOSING ARRANGEMENTS....................................................   38
   7.1    PLACE OF CLOSING.................................................   38

   7.2    TRANSFER.........................................................   38
   7.3    FURTHER ASSURANCES...............................................   38
8. CONDITIONS OF CLOSING...................................................   38
   8.1    CONDITIONS OF CLOSING IN FAVOUR OF THE PURCHASER.................   38
   8.2    NON-PERFORMANCE BY THE VENDORS...................................   40
   8.3    CONDITIONS OF CLOSING IN FAVOUR OF THE VENDORS...................   40
   8.4    NON-PERFORMANCE BY THE PURCHASER.................................   41
9. SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES...................   41
   9.1    SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES............   41
10. INDEMNIFICATION........................................................   42
   10.1   INDEMNIFICATION BY THE VENDORS...................................   42
   10.2   INDEMNIFICATION BY THE PURCHASER.................................   42
   10.3   LIMITATION ON OBLIGATION TO INDEMNIFY............................   42
   10.4   NOTICE OF CLAIM..................................................   43
   10.5   DIRECT CLAIMS....................................................   43
   10.6   THIRD PARTY CLAIMS...............................................   43
   10.7   SETTLEMENT OF THIRD PARTY CLAIMS.................................   44
   10.8   CO-OPERATION.....................................................   44
   10.9   EXCLUSIVITY......................................................   45

11. MISCELLANEOUS..........................................................   45
   11.1   CONFIDENTIALITY OF INFORMATION...................................   45
   11.2   NOTICES..........................................................   46
   11.3   COMMISSIONS, ETC.................................................   47
   11.4   EXPENSES.........................................................   47
   11.5   CONSULTATION.....................................................   47
   11.6   DISCLOSURE.......................................................   48
   11.7   SUCCESSORS AND ASSIGNS...........................................   48
   11.8   AMENDMENT AND WAIVERS............................................   48
   11.9   COUNTERPARTS.....................................................   49

                            SHARE PURCHASE AGREEMENT

     THIS AGREEMENT made the 2nd day of October, 2006.

A M O N G:

                                    THE INDIVIDUAL SHAREHOLDERS OF
                                    PJAX, INC. NAMED ON
                                    SCHEDULE A

                                    (hereinafter called the "VENDORS")

                                                       - and-

                                    VITRAN CORPORATION,
                                    a corporation incorporated under the laws of the State of Nevada,

                                    (hereinafter called the "PURCHASER"),

                                                       - and-

                                    VITRAN CORPORATION INC.,
                                    a corporation incorporated under the laws of the Province of Ontario,

                                    (hereinafter called "VITRAN")

     WHEREAS the Vendors desire to sell, and the Purchaser desires to purchase, all of the issued and outstanding shares of the capital stock of PJAX, Inc., a corporation incorporated under the laws of the Commonwealth of Pennsylvania, (the "CORPORATION") for the consideration and on the terms and conditions set forth in this Agreement;

     AND WHEREAS immediately upon giving effect to the purchase of all of the issued and outstanding shares of the capital stock of the Corporation by the Purchaser pursuant to this Agreement, the Corporation will purchase the Woodhurst Assets and the Northridge Assets;

     THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, agreements, representations, warranties and indemnities herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows:

1.   INTERPRETATION

1.1  DEFINED TERMS.

     In addition to any other terms defined in this Agreement, for the purpose of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

     (a)  "338 TAXES" has the meaning set out in subsection 6.8(b);

     (b) "ANNUAL FINANCIAL STATEMENTS" means the annual audited financial statements of the Corporation for the fiscal years ended December 31, 2005 and December 31, 2004, copies of which financial statements are annexed hereto as Schedule 1.1(b);

     (c)  "APPLICABLE INCOME TAXES" has the meaning set out in subsection
          6.8(a);

     (d) "ACQUISITION AGREEMENT" means the agreement for the purchase and sale of the Northridge Assets and the Woodhurst Assets between the Corporation (as purchaser) and Northridge Enterprises, L.P. and Woodhurst Realty, LLC (as sellers), in the form agreed to by the parties thereto;

     (e) "BUSINESS" means the business currently and heretofore carried on by the Corporation consisting of the provision of less than truckload transportation services and related services, including the provision of truckload transportation services;

     (f) "BUSINESS DAY" means any day other than a Saturday, a Sunday or a statutory holiday in either of the State of Pennsylvania or the Province of Ontario;

     (g)  Intentionally Deleted;

     (h) "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended;

     (i)  "CLAIM" has the meaning set out in Section 10.4;

     (j) "CLOSING ADJUSTMENTS" means (i) any salary, bonuses, fringe benefits, perquisites or other compensation, distributions or other payments between the Vendors and the Corporation and (ii) with respect to the September 30, 2006 Financial Statements, any adjustments or modifications in reserves and accruals, whether made by or at the request or suggestion of the Vendors, the Purchaser or Vitran, related to (a) allowance for doubtful accounts receivable; (b) incurred but not reported health care expenses; (c) revenue adjustment accrual; (d) revenue reduction for shipments picked up but not delivered; (e) incurred but not reported workers compensation claims (including developed claims); (f) vacation and sick pay; (g) automobile liability claims; (h) general liability claims; (i) freight loss or damage claims; (j) accrued bonuses; (k) accrued audit fees; (l) accrued tax and legal services fees; and (m) accrued third party repairs and maintenance;

     (k) "CLOSING DATE" means October 2, 2006, or such other date as may be mutually agreed by the parties;

     (l)  "CODE" has the meaning set out in Section 3.22;

     (m) "CONTRACT" means any agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written or oral;

     (n) "CONTROL" shall be deemed to occur between a corporation and another person if:

          (i) voting securities of the corporation carrying more than 50% of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person; and

          (ii) the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of the corporation;

     (o)  "DIRECT CLAIM" has the meaning set out in Section 10.4;

     (p) "EBIT" means at any time, without duplication, the net income of the Corporation determined in accordance with generally accepted accounting principals for the relevant period (i) plus the following (to the extent that any of the following items were deducted in calculating such net income) and/or (ii) minus the following (to the extent any of the following items were added in calculating such net income), total net interest expense/income, dividends expense/income and taxes expense/recovery;

     (q)  "EBIT CALCULATION" has the meaning set out in Section 2.4;

     (r) "ERISA" means the Employee Retirement Security Act of 1974, as amended;

     (s)  "ELECTION" has the meaning set out in subsection 6.8(a);

     (t)  "EMPLOYEE PLANS" means the employee benefit plans (as defined in ERISA
          Section 3(3)) established by or for the employees of the Corporation and all other plans, programs, funds, arrangements and contractual undertakings, whether for the benefit of a single individual or for more than one individual, and whether or not funded, which is in the nature of (i) an employee pension benefit plan as defined in ERISA
          Section 3(2), (ii) an employee welfare benefit plan (as defined in ERISA Section 3(1)), or (iii) any incentive or other benefit arrangement for employees, their beneficiaries and/or their dependents;

     (u) "ENCUMBRANCE" means any encumbrance, lien, charge, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, restriction, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any Contract to create any of the foregoing;

     (v) "ENVIRONMENTAL LAWS" means any Law with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off waste emissions, wells or otherwise concerning pollution, or the protection of the environment; without limiting the generality of the foregoing, the term will encompass the following statutes and regulations promulgated thereunder and any similar applicable state or local statute or regulation as in effect on the Closing Date: (i) CERCLA, (ii) RCRA, (iii) the Hazardous Materials Transportation Act, (iv) the Toxic Substances Control Act,
          (v) the Clean Water Act, (vi) the Clean Air Act, (vii) the Safe Drinking Water Act, (viii) the National Environmental Policy Act of 1969, and (ix) Title III of the Superfund Amendment and Reauthorization Act of 1986;

     (w) "FINANCIAL STATEMENTS" means the Annual Financial Statements and the Interim Period Financial Statements;

     (x) "GOVERNMENTAL ENTITY" means any government or any governmental agency, bureau, board, commission, department, regulatory agency, or political subdivision, whether federal, state or local, domestic or foreign;

     (y) "HAZARDOUS MATERIALS" means each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law or the Release of which is prohibited under any Environmental Law; without limiting the generality of the foregoing, the term will include (i) "hazardous substances" as defined in CERCLA or the Superfund Amendments and Reauthorization Act of 1986, each as amended and all regulations promulgated thereunder, (ii) "hazardous waste" as defined in RCRA, as amended, and all regulations promulgated thereunder, (iii) "hazardous Materials" as defined in the Hazardous Materials Transportation Act, as amended, and all regulations promulgated thereunder, and (iv) "chemical substance or mixture" as defined in the Toxic Substances Control Act, as amended, and all regulations promulgated thereunder;

     (z)  "INDEMNIFIED PARTY" has the meaning set out in Section 10.4;

     (aa) "INDEMNIFYING PARTY" has the meaning set out in Section 10.4;

     (bb) "INTELLECTUAL PROPERTY" has the meaning set out in Section 3.11;

     (cc) "INTERIM PERIOD FINANCIAL STATEMENTS" means the unaudited financial statements of the Corporation as at and for the eight month period ended

          August 31, 2006, a copy of which financial statements are annexed hereto as Schedule 1.1(cc);

     (dd) "LAW" means any federal, state, local or municipal, domestic or foreign, constitutional provision, statute, law, by-law, rule, regulation, Permit, decree, injunction, judgment, order, or legally binding ruling, determination, common law rule, finding or writ of any Governmental Entity or any court of other tribunal;

     (ee) "LEASED REAL PROPERTY" has the meaning set out in Section 3.8;

     (ff) "LICENSE" has the meaning set out in Section 3.14;

     (gg) "LOAN BALANCE" and "DEBT" have the respective meanings set out in
          Section 2.7;

     (hh) "LOSSES", in respect of any matter, means all claims, demands, Proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional and consultant fees and disbursements, interest, penalties and amounts paid in settlement) arising directly or indirectly as a consequence of such matter;

     (ii) "MATERIAL ADVERSE CONSEQUENCE" and "MATERIAL ADVERSE CHANGE" mean any one or more consequences or changes having the potential to produce adverse financial consequences or changes to or for the Corporation of more than $100,000 provided that any consequences or changes involving amounts of $25,000 or less will not be considered in determining whether a Material Adverse Consequence or a Material Adverse Change has occurred;

     (jj) "MATERIAL CONTRACT" means any Contract if it requires or may require the provision by the Corporation to any person of goods or services, or the making of a financial obligation by the Corporation in excess of $50,000, excluding, however, any Contract which requires the Corporation to provide transportation service at a fixed rate if such Contract is not terminable without penalty in less than 60 days;

     (kk) "NORTHRIDGE ASSETS" means all of the real estate owned by Northridge Enterprises, L.P. as described in the Acquisition Agreement;

     (ll) "ORDER" means any agreement or any judgment, order, writ, prohibition, injunction, decree, award, or other requirement of any Governmental Entity;

     (mm) "PERMIT" means any license, permit, approval, authorization, consent, registration, franchise, certificate of authority or order, certificate of occupancy, building, safety and fire and health approval, including, for greater certainty, the business permit license of each terminal owned or operated by the Corporation, or any waiver of the foregoing, issued by any Governmental Entity;

     (nn) "PERMITTED ENCUMBRANCES" are those Encumbrances described in Schedule
          1.1 (nn);

     (oo) Intentionally Deleted;

     (pp) "PROCEEDINGS" has the meaning set out in Section 3.23;

     (qq) "PURCHASE PRICE" has the meaning set out in Section 2.2;

     (rr) "PURCHASED SHARES" has the meaning set out in Section 2.1;

     (ss) "PURCHASER 338 PAYMENTS" has the meaning set out in subsection 6.8(b);

     (tt) "PURCHASER'S REPRESENTATIVES" has the meaning set out in Section 10.1;

     (uu) "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended;

     (vv) "REAL PROPERTY LEASES" has the meaning set out in Section 3.10;

     (ww) "RELATED AGREEMENTS" means the Employment Agreement, the non-competition agreements referred to in subsection 8.1(g) and the Acquisition Agreement;

     (xx) "RELATED PARTY" means (i) any of the Vendors, (ii) any parent, child, spouse or sibling of any of the Vendors, or (iii) any person which is controlled by any of the Vendors and/or any parent, child, spouse or sibling of any of the Vendors;

     (yy) "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning or disposing into the environment;

     (zz) "SECURITIES ACT" means the Securities Act of 1933, as amended;

     (aaa) "SEPTEMBER 30, 2006 BALANCE SHEET" has the meaning set out in Section 2.4;

     (bbb) "SEPTEMBER 30, 2006 FINANCIAL STATEMENTS" has the meaning set out in
          Section 2.4;

     (ccc) "SEPTEMBER 30, 2006 INCOME STATEMENT" has the meaning set out in
          Section 2.4;

     (ddd) "SUBSIDIARY" means a corporation which is controlled, directly or indirectly, by another corporation;

     (eee) "TAXES" means all taxes, assessments, charges, duties, fees, registrations, levies or other governmental charges (including interest, penalties or additions associated therewith) including without limitation federal, state, city, county, foreign or other income, franchise, gross receipts, license, employment, excise, severance, stamp, occupation, premium, windfall profits, capital stock, profits, registration, alternative or add-on minimum, estimated, real property, personal property, tangible, withholding, source deductions from payroll, Federal Insurance Contributions Act, payroll taxes, unemployment compensation, workers' compensation, employee related taxes, disability, transfer, sales, use, gasoline, fuel, excise, goods and services, value added, customs duty, gross receipts and all other taxes of any kind affecting the Corporation and for which the Corporation may have any liability imposed by any Governmental Entity, whether disputed or not, including any interest, penalty, or addition thereto, and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other person;

     (fff) "THIRD PARTY" has the meaning set out in Section 10.6;

     (ggg) "THIRD PARTY CLAIM" has the meaning set out in Section 10.4;

     (hhh) "TIME OF CLOSING" means 8:00 a.m. Eastern Daylight Savings time on the Closing Date;

     (iii) "VITRAN SHARES" means the common shares in the capital of Vitran; and

     (jjj) "WOODHURST ASSETS" means all of the real estate owned by Woodhurst Realty, LLC, as described in the Acquisition Agreement.

1.2  CURRENCY.

     Unless otherwise indicated, all dollar amounts referred to in this Agreement are dollars of the United States of America.

1.3  SECTIONS AND HEADINGS.

     The division of this Agreement into Articles and Sections and the insertion of headings and a table of contents are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, Section or Schedule refers to the specified Article or Section of, or Schedule to, this Agreement.

1.4  NUMBER, GENDER AND PERSONS.

     In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and persons shall include individuals, corporations, companies, partnerships, limited liability companies, limited liability partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

1.5  ACCOUNTING PRINCIPLES.

     Except as otherwise noted, any reference in this Agreement to generally accepted accounting principles refers to generally accepted accounting principles applicable in the United States as approved at the applicable time by the Financial Accounting Standards Board.

1.6  ENTIRE AGREEMENT.

     This Agreement, including the Schedules attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.7  TIME OF ESSENCE.

     Time shall be of the essence of this Agreement.

1.8  APPLICABLE LAW.

     All questions concerning the construction, validity and interpretation of this Agreement and the Schedules hereto will be governed by the internal law, and not the law of conflicts, of the Commonwealth of Pennsylvania, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement and as to those matters the law of the jurisdiction under which such entity derives its power shall govern. Each party hereby waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter, in any way arising out of or related to, or in connection with this Agreement whether sounding in contract, tort or otherwise. Any such matter shall be heard in the United States District Court for the Western District of Pennsylvania sitting in Pittsburgh, Pennsylvania, to the extent that it has subject matter jurisdiction thereover and not in state court, and if the said federal court does not have subject matter jurisdiction, in the Court of Common Pleas of Allegheny County, Pennsylvania, which courts shall have sole and exclusive jurisdiction over any such matter.

1.9  SEVERABILITY.

     If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

1.10 CONSTRUCTION.

     The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party.

1.11 KNOWLEDGE.

     For the purposes of any reference in this Agreement to the "knowledge of the Vendors", shall mean, in the case of Donald J. Hammel, his actual knowledge and, in the case of all of other Vendors, the actual knowledge that each Vendor has after such due enquiry as a prudent person holding a similar position in a trucking company would undertake.

1.12 SCHEDULES.

     The following Schedules are attached to and form part of this Agreement:

     Schedule A        - The Vendors
     Schedule 1.1(b)   - Annual Financial Statements
     Schedule 1.1(cc)  - Interim Period Financial Statements
     Schedule 1.1 (nn) - Permitted Encumbrances
     Schedule 2.1      - Purchased Shares
     Schedule 2.2      - Purchase Price
     Schedule 2.3      - Vitran Shares
     Schedule 2.4      - September 30, 2005 Financial Statements
     Schedule 3.1      - Jurisdictions in which Business is Located
     Schedule 3.8      - Leased Real Property
     Schedule 3.9(a)   - Current Uses and Improvements
     Schedule 3.9(d)   - Accounts Payable
     Schedule 3.9(f)   - Capital Expenditure
     Schedule 3.12     - Contracts
     Schedule 3.15     - Consents and Approvals
     Schedule 3.21     - Absence of Changes
     Schedule 3.23     - Proceedings
     Schedule 3.24     - Accounts and Power of Attorneys
     Schedule 3.25     - Directors and Officers
     Schedule 3.27     - Environmental and Health
     Schedule 3.28     - Employee Plans
     Schedule 3.34A    - Customers
     Schedule 3.34B    - Rebates, Discounts and Allowances
     Schedule 3.38     - Indebtedness
     Schedule 4.5      - Purchaser's Consents and Approvals
     Schedule 5.4      - Vitran's Financial Statements
     Schedule 5.7      - Vitran's Consents and Approvals
     Schedule 6.2(c)   - Material Contracts of the Vendor

2.   PURCHASE AND SALE OF PURCHASED SHARES

2.1  PURCHASE AND SALE OF PURCHASED SHARES.

     Subject to the terms and conditions of this Agreement, each of the Vendors covenants and agrees to sell, assign and transfer to the Purchaser and the Purchaser covenants and agrees to purchase, and Vitran covenants and agrees to cause the Purchaser to so purchase from the Vendors on the Closing Date that number and class of shares of the Corporation set out opposite the name of each of the Vendors on Schedule 2.1 (collectively, the "PURCHASED SHARES"), being all of the issued and outstanding shares of the capital stock of the Corporation.

2.2  PURCHASE PRICE.

     The consideration payable by the Purchaser to the Vendors for the Purchased Shares and in respect of each of the Vendors entering into the Non-Competition Agreement shall be $76,985,000, subject to adjustment in accordance with Sections 2.6, 2.7 and 6.8 and Article 10 (the "PURCHASE PRICE"), to be paid and satisfied as follows:

     (a) $65,005,000 by wire transfer at the Time of Closing of immediately available funds to the trust account of Vuono & Gray, LLC;

     (b) $10,000,000, plus any accrued and unpaid interest on the amount payable, to be paid on the date that both the September 30, 2006 Financial Statements and the EBIT Calculation are finally determined pursuant to Section 2.4, provided that the EBIT Calculation is at least $1,200,000 greater than the EBIT for the three months ending September 30, 2005 excluding the Closing Adjustments, by wire transfer of immediately available funds to the order of the each of the Vendors as set out on Schedule 2.2 or as the Vendors may in writing direct. For each dollar that the EBIT Calculation is less than $1,200,000 the amount payable pursuant to this Section 2.2(b) will be reduced by $8. The interest rate payable on the amount payable shall be simple interest of 3% per annum;

     (c) $1,980,000 to be paid on the date that is thirty (30) days after the first anniversary of the Closing Date less all amounts payable by the Vendors pursuant to Article 10, plus any accrued and unpaid interest on the amount payable, by wire transfer of immediately available funds to the order of the each of the Vendors as set out on Schedule 2.2 or as the Vendors may in writing direct. The interest rate payable on the amount payable shall be simple interest of 4% per annum; and

     (d) the amount payable by the Purchaser, if any, pursuant to subsection 6.8(b) at the time required by subsection 6.8(b).

     The Vendors shall provide the wire transfer instructions of Vuono & Gray, LLC to the Purchaser at least two (2) Business Days prior to the Closing Date.

2.3  VITRAN SHARES.

     On the Closing Date, the Vendors shall subscribe for and purchase, as set out on Schedule 2.3, and Vitran shall allot and issue to the Vendors, as set out on Schedule 2.3, at an aggregate subscription price of $13,200,000 that number of fully paid non-assessable Vitran Shares, rounded to the nearest whole number, equal to $13,200,000 divided by $19.50 (which was the closing price of Vitran Shares on NASDAQ on September 29, 2006 plus $1.00), being 676,923 Vitran Shares. The subscription price for the Vitran Shares shall be paid by wire transfer of immediately available funds from the amount deposited in the trust account of Vuono & Gray, LLC pursuant to subsection 2.2(a) in accordance with the wire transfer instructions provided by Vitran to the Vendors at least two (2) Business Days prior to the Closing Date. Vitran shall deliver to the Vendors share certificate(s) by 5:00 p.m. Eastern Daylight Savings time on Wednesday, October 4, 2006 evidencing such Vitran Shares registered in the name of each of the Vendors as set out on Schedule 2.3 bearing all legends required by applicable securities laws.

2.4  SEPTEMBER 30, 2006 FINANCIAL STATEMENTS.

     As soon as is practicable, and in any event not later than sixty (60) days following the Closing Date, the Purchaser shall deliver to the Vendors, at Purchaser's cost, an audited balance sheet for the Corporation as at September 30, 2006 (the "SEPTEMBER 30, 2006 BALANCE SHEET") and an audited income statement for the Corporation for the period of January 1, 2006 to September 30, 2006 (the "SEPTEMBER 30, 2006 INCOME STATEMENT"), each of which shall be reported on without qualification by KPMG, together with a calculation of EBIT for the three months ending September 30, 2006 excluding the Closing Adjustments (the "EBIT CALCULATION"). The September 30, 2006 Balance Sheet and the September 30, 2006 Income Statement (together, the "SEPTEMBER 30, 2006 FINANCIAL STATEMENTS") and the EBIT Calculation shall be prepared in accordance with generally accepted accounting principles consistent with those used in the preparation of the September 30, 2005 financial statements of the Corporation which are attached as Schedule 2.4 and with EBIT calculation for the three months ending September 30, 2005 and shall present fairly the financial position of the Corporation as at the Closing Date and the sales, earnings and results of operations for the period between January 1, 2006 and September 30, 2006.

2.5  DISPUTES CONCERNING SEPTEMBER 30, 2006 FINANCIAL STATEMENTS.

     The Vendors shall have a period of twenty (20) days from the date they receive the September 30, 2006 Financial Statements and the EBIT Calculation in which to review the same. For the purpose of such review, the Purchaser agrees to permit the Vendors and their authorized representatives to examine all schedules and other documentation used in the preparation of the September 30, 2006 Financial Statements and the EBIT Calculation. If no objection to the September 30, 2006 Financial Statements is given to the Purchaser by the Vendors within such twenty (20) day period, the September 30, 2006 Financial Statements shall be deemed to have been approved as of the last day of such twenty (20) day period. If the Vendors objects to any part of the September 30, 2006 Financial Statements within such twenty (20) day period by giving notice to the Purchaser setting out in reasonable detail the nature of such objection, the parties agree to attempt to resolve the matters in dispute within fifteen (15) days from the date the such notice is received by the Vendors. If all matters in dispute are resolved by the parties, the September 30, 2006 Financial Statements shall be modified to the extent required to give effect to such resolution and shall be deemed to have been approved as of the date of such resolution. If the parties cannot resolve all matters in dispute within such fifteen (15) day period, all unresolved matters shall be submitted to the Pittsburgh, Pennsylvania, office of Ernst & Young LLP ("ERNST & YOUNG") for resolution, and Ernst & Young shall be given access to all materials and information reasonably requested by it for such purpose. The Vendors represent and warrant that Ernst & Young has not provided any products or services to the Corporation or the Vendors within the last five (5) years prior to the date hereof. Vitran and the Purchaser represent and warrant that Ernst & Young has not provided any product or services to either of them within the last five (5) years prior to the date hereof. The rules and procedures to be followed by Ernst & Young in resolving the matters in dispute shall be determined by Ernst & Young in its discretion. Ernst & Young's determination of all such matters shall be final and binding on both parties and shall not be subject to appeal by either party. The fees and expenses of Ernst & Young shall be borne equally by the parties. The September 30, 2006 Financial Statements shall be modified to the extent required to give effect to Ernst & Young's determination and shall be deemed to have been approved as of the date of such determination.

2.6  CASH ON CLOSING.

     The Corporation shall have cash in the bank on the close of business on September 29, 2006 in an amount of $1,500,000. The Vendors represent and warrant that such cash amount should be sufficient to carry on the Business in the ordinary course consistent with past practice for the period ending forty-five (45) days after the Closing and should further amounts be required, the Vendors shall reimburse the Purchaser for the amount of any deficiency, such reimbursement to be made initially from the amount described in subsection 2.2(b) and such reimbursement shall reduce the Purchase Price.

2.7  ADJUSTMENT FOR INDEBTEDNESS.

     The Vendors and the Purchasers acknowledge and agree that the Purchase Price has been determined based on the assumption that the aggregate amounts owing by the Corporation, as at the Closing Date, under its existing term loan from National City Bank of Pennsylvania under its outstanding capital leases (such amounts collectively the "DEBT") is $22,640,000 (the "LOAN BALANCE"). To the extent that the actual amount outstanding on the Debt is greater than the Loan Balance by more than $1,000, the Vendors shall pay to the Purchaser the amount of such excess and the Purchase Price shall be reduced accordingly, such repayment to be made initially from the amount described in subsection 2.2(b). To the extent that the actual amount outstanding on the Debt is less than the Loan Balance by more than $1,000, the Purchaser shall pay to the

     Vendors the amount of such difference and the Purchase Price shall be increased accordingly.

3.   REPRESENTATIONS AND WARRANTIES OF THE VENDORS

     Each Vendor represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Shares:

3.1  ORGANIZATION AND STATUS.

     The Corporation is a corporation validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Corporation is duly registered, licensed or qualified to carry on business under the laws of each of the jurisdictions set out in Schedule 3.1, being the only jurisdictions in which the nature of the Business and its conduct makes such registration, licensing or qualification necessary.

3.2  AUTHORIZED AND ISSUED CAPITAL.

     The authorized capital of the Corporation consists of 100,000 shares of common stock, par value of $1.00 per share, of which 9,488 shares of common stock (and no more) have been duly issued and are outstanding as fully paid and non-assessable.

3.3  NO OPTIONS.

     No person has any agreement or option or any right or privilege (whether by or at law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of the Corporation.

3.4  NO SUBSIDIARIES.

     The Corporation does not have any Subsidiaries, is not a party to any agreement of any nature to acquire, directly or indirectly, any shares in the capital of, or other equity or proprietary interests in, any person, or is a party to any agreement to acquire or lease any other business operations.

3.5  NO VIOLATION.

     The execution and delivery of this Agreement by any of the Vendors or the Corporation and the consummation of the transactions herein provided for will not result in:

     (a) subject to obtaining the consents and approvals set out in Schedule 3.15, the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation or debt of any of the Vendors or the Corporation under:

          (i) any Contract to which any of the Vendors or the Corporation is a party or by which any of them or any of their properties or assets may be bound or affected;

          (ii) any provision of the articles of incorporation, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Corporation;

          (iii) any judgment, decree, order or award of any court, Governmental Entity or arbitrator having jurisdiction over any of the Vendors or the Corporation;

          (iv) any Permit or License held by the Corporation or necessary to the ownership of the Purchased Shares or the operation of the Business; or

          (v)  any applicable Law; or

     (b) the creation or imposition of any Encumbrance on any of the property or assets of the Corporation or on any of the Purchased Shares.

3.6  BUSINESS OF THE CORPORATION.

     The Business is the only business operation carried on by the Corporation and the property and assets owned or leased by the Corporation are sufficient to carry on the Business as currently conducted.

3.7  TITLE TO PERSONAL PROPERTY.

     The personal property of the Corporation (excluding leased personal property) is owned by the Corporation as the absolute and beneficial owner thereof with good and valid title thereto, free and clear of all Encumbrances except for Permitted Encumbrances. At the Time of Closing, the Corporation shall have the exclusive right to possess, use, occupy and dispose of all of its personal property, subject to lease terms and conditions and Permitted Encumbrances. The Purchaser acknowledges having been provided with a list of tractors, trailers and forklifts used in the Business. Except for vehicles which are out of service for repairs in the ordinary course of business and all such repairs do not result in a Material Adverse Consequence, the tractors, trailers and forklifts used in the Business are in reasonable repair having regard to the age thereof and in compliance with the United States Department of Transportation running standards in all material respects. Subject to the foregoing the Purchaser is accepting such personal property without any other warranty as to its condition or state of repair.

3.8  LOCATION OF LEASED REAL PROPERTY.

     Schedule 3.8 sets forth the municipal addresses of any real property currently leased by the Corporation (the "LEASED REAL PROPERTY"). The Corporation does not own nor has agreed to acquire, lease or license, any other real property or interest in real property.

3.9  STATUS OF REAL PROPERTY.

     None of the Vendors nor the Corporation have received any notice that the Leased Real Property or the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, state or municipal law, ordinance, rule or regulation, or encroaches on any property owned by others. Without limiting the generality of the foregoing:

     (a) except as set forth in Schedule 3.9(a), none of the Vendors nor the Corporation have received any notice from any Governmental Entity and none of the Vendors has any knowledge that the Leased Real Property, the current uses thereof and the conduct of the Business do not comply with all Laws including, without limitation, Laws dealing with zoning, parking, access, loading facilities, landscaped areas, building construction, fire and public health and safety and Environmental Laws;

     (b) except as set forth in Schedule 3.9(a), no alteration, repair, improvement or other work has been ordered, directed or requested in writing by any Governmental Entity to be done or performed to or in respect of the Leased Real Property to any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works by any municipal, state or other competent authority, which alteration, repair, improvement or other work has not been completed, and no written notification has been received by the Corporation of any such outstanding work being ordered, directed or requested, other than those which have been complied with in all respects;

     (c) all accounts for work and services performed and materials placed or furnished upon or in respect of the Leased Real Property at the request of the Corporation have been fully paid and satisfied, and no person having performed such work or services or having placed or furnished such material is entitled to claim any Encumbrance against the Leased Real Property or any part thereof, other than current accounts in respect of which the payment due date has not yet passed;

     (d) except as set forth in Schedule 3.9(d), none of the Vendors nor the Corporation have received any notice from any Governmental Entity and none of the Vendors has any knowledge that there are amounts owing in respect of the Leased Real Property by the Corporation to any municipal corporation or to any other person or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the payment due date has not yet passed;

     (e) no part of the Leased Real Property has been taken or expropriated by any federal, state, municipal or other competent authority nor has any notice or proceeding in respect thereof been given or commenced nor do the Vendors have knowledge of any intent or proposal to give any such notice or commence any such proceeding;

     (f) none of the Vendors nor the Corporation have received any notice from any lessor or Governmental Entity and none of the Vendors has any knowledge that there are any material or structural repairs or replacements which are necessary in order to comply with applicable Law (except with respect to the Americans with Disabilities Act and the Occupational Safety and Health Act of 1970 which is dealt with in Sections 3.13 and 3.27) and without limiting the generality of the foregoing, none of the Vendors nor the Corporation have received any notice from any lessor or Governmental Entity that there are repairs to or replacements of the roof or the mechanical, electrical, heating, ventilating, air conditioning, plumbing or drainage equipment or systems which are necessary for continued operations and none of the Leased Real Property is currently undergoing any alteration or renovation except as set forth in Schedule 3.9(f). The Purchaser acknowledges having inspected the Leased Real Property and, subject to the foregoing representations and warranties, is accepting the Lease Real Property in reliance upon such inspections, AS IS, without further warranties as to its condition or state of repair; and

     (g) all of the Leased Real Property has access to public roads, and none of the Vendors nor the Corporations have received any notice from any Governmental Entity and none of the Vendors has any knowledge that there are outstanding levies, charges or fees assessed against the Leased Real Property by any competent authority (including development or improvement levies, charges or fees) except for ad valorem or special taxes shown of pubic record.

     The representations and warranties of Woodhurst Realty, LLC and Northridge Enterprises, L.C. set out in the Acquisition Agreement are true and correct.

3.10 REAL PROPERTY LEASES.

     The Corporation is not party to any lease or agreement in the nature of a lease in respect of any real property, whether as lessor or lessee, other than the leases (the "REAL PROPERTY LEASES") described in Schedule 3.8 relating to the Leased Real Property. Except as described in Schedule 3.8, the Corporation occupies the Leased Real Property and, subject to the rights of other tenants in common areas and portions of real property adjacent to or shared with the Leased Real Property, has the exclusive right to occupy and use the Leased Real Property. Except as described in
     Schedule 3.8, each of the Real Property Leases is in good standing and in full force and effect without amendment thereto, free and clear of any Encumbrances, and neither the Corporation nor any other party thereto is in breach of any covenants, conditions or obligations contained therein or has received or given notice alleging such breach. None of the Vendors nor the

     Corporation have received any notice from any lessor and none of the Vendors has any knowledge that any construction, alteration or other leasehold improvement work with respect to any Real Property Lease remains to be performed or paid for by the Corporation. None of the Vendors nor the Corporation have received any notice from any lessor and none of the Vendors has any knowledge that there are at the present time any disputes between the Corporation and any lessor relating to provisions of any Real Property Leases, the state of repair of the premises demised thereunder, the payment of rent, the calculation or payment of operating costs, realty taxes, or other payments or amounts. The Purchaser acknowledges having received a true and correct copy of each Real Property Lease and all amendments thereto.

3.11 INTELLECTUAL PROPERTY.

     The Corporation has the right to use of all registered or pending registrations for any brand names, business names, trade-marks, service marks, copyrights, or patents, and has the right to use all trade secrets, know-how, computer software, designs and other industrial or intellectual property used in the Business (the "INTELLECTUAL PROPERTY"). To the knowledge of the Vendors, there exist no claims of any infringement or breach of any industrial or intellectual property rights of any other person, and neither the Corporation nor the Vendors has received any notice that the conduct of the Business, including the use of the Intellectual Property, infringes upon or breaches any industrial or intellectual property rights of any other person, or the trade secrets, know-how or confidential or proprietary information of any other person. To the knowledge of the Vendors, there exists no infringement or violation of any of the rights of the Corporation in the Intellectual Property, nor does there exist any state of facts which casts doubt on the validity or enforceability of any of the Intellectual Property.

3.12 AGREEMENTS AND COMMITMENTS

     Except as disclosed on Schedule 3.12, the Corporation is not a party to or bound by any Contract of the following nature:

     (a) any continuing Material Contract for the purchase of materials, assets, equipment, fuel, spare parts and other supplies or services;

     (b) any employment or consulting Material Contract, Material Contracts with owner-operators, or any other written Material Contract with any officer, employee or consultant other than oral Contracts of indefinite hire terminable by the employer without cause on reasonable notice (subject to applicable employment and other Laws);

     (c) any profit sharing, bonus, stock option, pension, 401(k) retirement, disability, stock purchase, medical, dental, hospitalization, insurance or similar plan or agreement providing benefits to any current or former director, officer, employee or consultant;

     (d) any trust indenture, mortgage, promissory note, loan agreement, guarantee or other Material Contract for the borrowing of money or a leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

     (e)  any Material Contract for the disposal or trade-in of any assets;

     (f) any Material Contract pursuant to which the Corporation is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

     (g) except for the Real Property Leases, any Contract pursuant to which the Corporation is a lessee, whether in respect of real or personal property, including all capital leases;

     (h) any confidentiality, secrecy or non-disclosure Contract (whether the Corporation is a beneficiary or obligor thereunder) relating to any proprietary or confidential information or any non-competition or similar Contract (other than confidentiality agreements related to the transactions contemplated by this Agreement);

     (i) any joint venture, profit or revenue sharing agreement, partnership agreement or other business combination;

     (j) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person (except for checks endorsed for collection and loan guaranties in favour of National City Bank given by the Corporation with respect to loan obligations of Woodhurst Realty, LLC);

     (k) any other Contract not described above which expires, or may expire if the same is not renewed or extended at the option of any person other than the Corporation, more than one (1) year after the date of this Agreement;

     (l) any Contract entered into by the Corporation other than in the ordinary course of business; or

     (m)  any other Material Contract.

     To the knowledge of the Vendors, the Corporation has performed all of the material obligations required to be performed by it and is entitled to all material benefits under and is not in material default or alleged to be in material default in respect of, any Material Contract relating to the Business to which it is a party or by which it is bound; all such Material Contracts are in good standing and in full force and effect, to the knowledge of the Vendors, and no event, condition or occurrence exists which, after notice or lapse of time or both, would constitute a default under any of the foregoing.

     The Purchaser acknowledges having received a true and correct copy of each Material Contract listed or described on all of the Schedules to this Agreement.

3.13 COMPLIANCE WITH LAWS.

     None of the Vendors nor the Corporation have received any notice nor have any knowledge that the Corporation is not conducting the Business in compliance with all applicable Laws of each jurisdiction in which the Business is carried including, without limitation, the Americans with Disabilities Act and the Occupational Health and Safety Act of 1970.

3.14 PERMITS AND LICENSES.

     None of the Vendors nor the Corporation have received any notice nor have any knowledge that the Corporation does not hold all Permits, and of all licenses, permits, approvals, consents, certificates, registrations and authorizations (each, a "LICENSE") necessary to carry on the Business or to own or lease any of the property or assets utilized by the Corporation except where the failure to hold same would result in Material Adverse Consequenses. To the knowledge of the Vendors the Corporation is not in default or breach of any Permit or License and, to the knowledge of the Vendors, no proceeding is pending or threatened to revoke or limit any such Permit or License.

3.15 CONSENTS AND APPROVALS.

     Except for the consents and approvals set out in Schedule 3.15, no authorization, consent or approval of, or filing with or notice to:

     (a)  any governmental agency, regulatory body or court; or

     (b) any party to a Contract to which the Corporation or the Vendors (in respect of the Corporation or the Business) is a party or by which it is bound,

     is required in connection with the execution, delivery and performance of this Agreement by the Vendors or the sale of the Purchased Shares hereunder.

3.16 FINANCIAL STATEMENTS.

     The Financial Statements have been prepared in accordance with generally accepted accounting principles on a basis consistent with prior periods, and accurately and fairly set out the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Corporation as at the respective dates of the Financial Statements and the sales, earnings and results of operations of the Corporation for the respective periods covered by the Financial Statements. To the knowledge of the Vendors, there are no material liabilities of the Corporation of any kind whatsoever arising before the date hereof, whether or not accrued and whether or not determined or determinable, in respect of which the Corporation may become liable on or after the consummation of the transactions contemplated by this Agreement other than Closing

     Adjustments or as disclosed on the Financial Statements or current liabilities incurred by the Corporation since December 31, 2005, in the ordinary course of the Business none of which will individually, and all of which in the aggregate will not, produce a Material Adverse Consequence to the operations of the Business, the results of its operations or its financial condition or prospects thereof. The financial position and condition of the Corporation on the date hereof is no worse than as reflected in the Financial Statements. All accruals on the Financial Statements and books and records of the Corporation are bona fide and have been made in good faith based on the knowledge available to the Vendors as at the Closing Date. Should events subsequent to the Closing Date require an increase in any such accruals the Vendors, subject to the preceding sentence of this Section 3.16, will not be responsible for or have any liability with respect to such increase.

3.17 FINANCIAL BOOKS AND RECORDS.

     The books and records of the Corporation have been maintained in accordance with good bookkeeping practice and generally accepted accounting principles, and fairly and correctly set out and disclose the financial position of the Corporation as at the date hereof. All material financial transactions of the Corporation have been accurately recorded in such books and records. The Corporation does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under its ownership and direct control.

3.18 ACCOUNTS RECEIVABLE.

     All outstanding accounts receivable, book debts or other debts due and accruing to the Corporation are good and collectible, subject to the allowance for doubtful accounts reflected in the Financial Statements. All accruals in the Financial Statements for bad debts or doubtful accounts are reasonable based on historical experience.

3.19 FREIGHT DAMAGE CLAIMS.

     The Corporation has made adequate accruals based on its historical experience with respect to freight damage claims and has properly reflected such accruals in its books and records.

3.20 CORPORATE RECORDS.

     The corporate records and minute books of the Corporation contain accurate minutes of all meetings of the directors and shareholders of the Corporation.

3.21 ABSENCE OF CHANGES.

     Other than as disclosed in Schedule 3.21 or provided for under this Agreement (including any Closing Adjustments), since December 31, 2005, the Corporation has carried on the Business and conducted its operations and affairs only in the ordinary course of business consistent with past practices and there has not been:

     (a) any Material Adverse Change to the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of the Corporation or the Business;

     (b) any material damage, destruction or loss (whether or not covered by insurance) affecting the property or assets of the Corporation;

     (c) any material obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Corporation other than those incurred in the ordinary course of business, or as disclosed in any Contract listed on any Schedule hereto;

     (d) any payment, discharge or satisfaction of any Encumbrance, liability or obligation of the Corporation (whether absolute, accrued, contingent or otherwise, and whether due or to become due) other than payment of accounts payable, repayment of indebtedness in accordance with its terms and tax liabilities incurred in the ordinary course of business;

     (e) any issuance or sale by the Corporation or any Contract entered into the Corporation for the issuance or sale by the Corporation of any shares, or securities convertible into or exercisable for shares, in the capital of the Corporation;

     (f) any labour trouble having the potential to have a Material Adverse Consequence to the Corporation;

     (g) any license, sale, assignment, transfer or disposition of any property or assets of the Corporation other than the replacement or retirement of equipment in the ordinary course of business;

     (h) any write-off as uncollectible of any accounts or notes receivable or any portion thereof by the Corporation;

     (i) any cancellation of any debts or claims or any amendment, termination or waiver of any rights of value to the Corporation;

     (j) any general increase in the compensation of employees of the Corporation other than the Vendors (including, without limitation, any increase pursuant to any Employee Plan or commitment);

     (k) other than to the Vendors the payment of any bonuses or other withdrawals out of the ordinary course of business of the Corporation, any increase in any compensation or bonus (including, without limitation, any increase pursuant to any Employee Plan or commitment) payable to any director, officer, salaried employee, consultant or agent of the Corporation having an annual salary or remuneration in excess of $50,000, or the execution of any employment contract with any officer or employee having an annual salary or remuneration in excess of $50,000, or the making of any loan to any employee, officer or director of the Corporation;

     (l) except as approved in writing by the Purchaser, any capital expenditures or commitments of the Corporation out of the ordinary course of the Business;

     (m) any alteration of the capital expenditure or accounts payable policies of the Corporation;

     (n) any forward purchase commitments in excess of the requirements of the Corporation for normal operating inventories or at prices higher than the current market prices;

     (o) any forward sales commitments other than in the ordinary course of business or any failure to satisfy any accepted order for goods or services;

     (p) any change in the accounting or tax practices followed by the Corporation (other than Closing Adjustments);

     (q) any change adopted by the Corporation in its depreciation or amortization policies or rates;

     (r) any change in the credit terms offered to customers of, or by suppliers to, the Corporation or any change in the Corporation's practice of collecting accounts receivable or managing accounts payable; or

     (s) any authorization, agreement or any commitment whatsoever to do any of the foregoing.

3.22 TAXES.

     (a) The Corporation has duly completed and filed on a timely basis all tax returns, declarations, elections and filings required to be filed by it and all such returns are true, correct and complete. The Corporation has paid all Taxes which are due and payable including with respect to the year ended December 31, 2005, and there are no Encumbrances on the Purchased Shares that arose in connection with the failure or alleged failure to pay any such Tax. The Corporation has made adequate provision on its books and records for Taxes payable by it for the current period and any previous period for which tax returns are not yet required to be filed or for which tax payments are not yet due, including periods for which an extension to file has been granted, and Purchaser acknowledges that the Corporation, and not the Vendors, will be responsible for taxes which have been fully accrued but which may become due and payable after the Time of Closing. The Vendors have no knowledge that the Corporation has any liabilities for any Taxes other than as shown on the Financial Statements or fully accrued in the books and records of the Corporation. There are no actions, suits, Proceedings, investigations or claims pending or, to the knowledge of the Vendors, threatened in writing against the Corporation in respect of Taxes nor are any matters under discussion with any Governmental Entity relating to Taxes asserted by any such authority nor any outstanding audits by any taxing authority with respect to the Corporation. The Corporation has withheld from each payment made to any of its past or present employees, officers, directors, consultants or other service providers, the amount of all Taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable legislation. The Purchaser acknowledges that the Vendors have provided to the Purchaser a true and correct copy of all tax returns filed by the Corporation since January 1, 2000.

     (b) The Corporation, and except for Pittsburg-Johnston-Altoona Express, Inc., any predecessor of the Corporation, has been a validly electing S Corporation within the meaning of the United States Internal Revenue Code (the "CODE") sections 1361 and 1362 at all times during its existence and the Corporation will be an S Corporation up to and including the Closing Date.

     (c) The Corporation and the Vendors shall not revoke the Corporation's election to be taxed as an S Corporation within the meaning of the Code section 1361 and 1362. The Corporation and the Vendors shall not take all or any action (other than the sale of the Corporation's stock pursuant to this agreement) that would result in the termination of the Corporation's status as a validly electing S Corporation within the meaning of the Code sections 1361 and 1362 prior to the Closing Date.

     (d)  The Corporation shall not be liable for any Taxes under the Code section 1374 in connection with the deemed sale of the Corporation's assets caused by the Code section 338(h)(10) Election. Except for the merger between Pittsburgh-Johnston-Altoona Express, Inc., and the Corporation on January 1, 2000, the Corporation has not, in the past 10 years, acquired assets from another corporation in a transaction in which the Corporation's tax basis for the acquired assets was determined, in whole or in part, by reference to the tax basis of the acquired assets in the hands of the transferor.

3.23 LITIGATION AND OTHER PROCEEDINGS.

     Except as set out in Schedule 3.23 and in the Corporation's loss runs, there is no court, administrative, regulatory or similar proceeding (whether civil or criminal), arbitration or other dispute resolution procedure, investigation or inquiry by any governmental, administrative, regulatory or similar body, or any similar matter or proceeding (collectively, "PROCEEDINGS") pending which could result in Losses to the Corporation against or involving the Corporation (whether in progress or threatened in writing). To the knowledge of the Vendors, except as set out in the Corporation's loss runs no event has occurred which has a substantial likelihood of giving rise to any Proceedings. Except as set out in Schedule 3.23, to the knowledge of the Vendors there is no judgment, decree, injunction, rule, award or order of any court, government department, board, commission, agency, arbitrator or similar body outstanding against the Corporation. The Vendors have provided the Purchaser with particulars of the Corporation's loss runs as at the close of business on September 26, 2006 and will provide an update to the Purchaser as to changes in the Corporation's loss runs up to the Time of Closing.

3.24 ACCOUNTS AND POWERS OF ATTORNEYS.

     Schedule 3.24 sets forth a true and complete list showing: (a) the name of each bank, trust company or similar institution in which the Corporation has accounts or safe deposit boxes, the number or designation of each such account and safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and (b) the name of each person holding a general or special power of attorney from the Corporation and a summary of the terms thereof.

3.25 DIRECTORS AND OFFICERS.

     Schedule 3.25 sets forth the names and titles of all the officers and directors of the Corporation.

3.26 RELATED PARTY TRANSACTIONS.

     Except for transactions that will be terminated on or before the Closing Date without any further liability to the Corporation, since December 31, 2005 the Corporation has not made any payment or loan to, or borrowed any monies from or is otherwise indebted to, any officer, director, employee, shareholder or any other Related Party, except as disclosed in the Financial Statements or except for usual employee reimbursements and compensation paid in the ordinary course of business. Except for transactions that will be terminated on or before the Closing Date without any further liability to the Corporation, except for Contracts of employment, the Corporation is not a party to any Contract with any officer, director, employee, shareholder or any other Related Party. Except as described in Schedule 3.26, no officer, director or shareholder of the Corporation and no entity which is controlled by one or more of such individuals:

     (a) owns, directly or indirectly, any interest in (except for shares representing less than one per cent (1%) of the outstanding shares of any class or series of any publicly traded company), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor of the Business or the Corporation, or a lessor, lessee, supplier, distributor, sales agent or customer of the Business or the Corporation;

     (b) owns, directly or indirectly, in whole or in part, any property that the Corporation uses in the operation of the Business; or

     (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Corporation in connection with the Business, except for any liabilities reflected in the Financial Statements and claims in the ordinary course of business such as for accrued vacation pay and accrued benefits under the Employee Plans referenced in Section 3.28.

3.27 ENVIRONMENTAL.

     Except as described in Schedule 3.27:

     (a) none of the Vendors nor the Corporation have received any notice of non-compliance with or remediation obligation under Environmental Laws that would have a Material Adverse Consequence to the Business;

     (b) the Corporation has not received any written notice alleging that any of the buildings on the Leased Real Property constitute a nuisance or trespass;

     (c) the Corporation has not received any written notice of any non-compliance by the Business from any Governmental Entity issued pursuant to any Environmental Laws which remain outstanding;

     (d) none of the Northridge Assets and Woodhurst Assets nor any other real or immovable property at any time owned the Corporation is listed on the federal CERCLIS or National Priorities List;

     (e) to the knowledge of the Vendors there are no underground tanks or containers or piping connected thereto located on, buried in, or which have been previously removed by the Corporation from the Leased Real Property;

     (f) Hazardous Materials used in the Business are used, documented, stored, treated, transported and disposed of by the Corporation in compliance with all Environmental Laws in all material respects;

     (g) during the Corporation's possession of the Leased Real Property, none of the Leased Real Property is or has been a hazardous treatment, storage or disposal facility as such terms are defined for purposes of RCRA or applicable state law;

     (h) the Corporation has not received any written notice under Section 104(e) or order under Section 106 of CERCLA, or under similar provisions of a federal, state or local law, with respect to potential liability for off-site disposal of Hazardous Materials. The Purchaser acknowledges that the Vendors have provided to the

          Purchaser a copy of all environmental audits or studies conducted by, on behalf or at the request of the Corporation;

     (i) to the knowledge of the Vendors all buildings and other structures located on the Leased Real Property do not contain any Hazardous Materials in violation of Environmental Laws;

     (j) the Corporation has not received any written notice of any non-compliance by the Business under the Americans with Disabilities Act; and

     (k) the Corporation has filed all reports and maintained all material records required by the Occupational Safety and Health Act of 1970.

3.28 EMPLOYEE PLANS.

     Schedule 3.28 provides a complete list of the Employee Plans of the Corporation. Except as set forth in Schedule 3.28:

     (a) each of the Employee Plans has been, if required by Law, registered under and to the knowledge of the Vendors is in compliance with all applicable legislation and has been maintained in compliance with its terms;

     (b) no individual shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any benefit plan, including the right to receive any parachute payment, as defined in
          Section 280G of the Code or any similar legislation, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement;

     (c) the Corporation has not had asserted against it any claim for taxes under subtitle D, Chapter 43 of the Code, Section 5000 of the Code, or for penalties under ERISA Section 502(c), (I), or (1), with respect to any Employee Plan nor is there a basis for any such claim. To the knowledge of the Vendors, no officer, director or employee of the Corporation has committed a breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Plan;

     (d) other than routine claims for benefits, there is no claim pending or threatened in writing, involving any Employee Plan by any person against such plan or the Corporation. There is no pending or threatened in writing proceeding involving any Employee Plan before the Internal Revenue Service, the U.S. Department of Labor or any other governmental authority;

     (e) to the knowledge of the Vendors, there is no violation of any reporting or disclosure requirement imposed by ERISA or the Code with respect to any Employee Plan;

     (f) to the knowledge of the Vendors, each Employee Plan has been maintained in all respects, by its terms and in operation, in accordance with ERISA and the Code. To the knowledge of the Vendors, the Corporation has made full payment of all amounts required to be contributed under the terms of each Employee Plan and applicable law or required to be paid as expenses under such Employee Plan. Each Employee Plan required to be qualified under Code Section 401(a) has received a determination letter to that effect from the Internal Revenue Service and to the knowledge of the Vendors no event has occurred and no amendment has been made that would adversely affect such qualified status except any operational or other defects which may be corrected under applicable procedures;

     (g) with respect to any group health plans maintained for the benefit of employees of the Business, the Corporation has complied in all respects with the provisions of the Part y of Title I of ERISA and 4980B of the Code. Neither the Corporation nor the Business is obligated to provide health care benefits of any kind to its retired employees pursuant to any Employee Plan, including without limitation any group health plan, or pursuant to any agreement or understanding; and

     (h) the Purchaser acknowledges that the Vendors have provided to the Purchaser a copy, if applicable, of the three (3) most recently filed Federal Form 5500 series and accountant's opinion's, if applicable, for each Employee Plan and all applicable Internal Revenue Service determination letters.

3.29 COLLECTIVE AGREEMENTS.

     The Corporation has not made any Contracts with any labor union or employee association nor made commitments to or conducted negotiations with any labor union or employee association with respect to any future agreements and to the knowledge of the Vendors there are no current attempts to organize or establish any labor union or employee association with respect to any employees of the Corporation, nor is there any certification of any such union with regard to a bargaining unit.

3.30 EMPLOYEES.

     The Vendors have delivered to the Purchaser a complete and accurate list of the names of all employees of the Corporation, specifying the length of hire, title or classification and rate of salary and commission or bonus entitlements (if any) for each such employee. There are no complaints, grievances, claims, work orders, human rights or equal opportunity claims, investigations or charges outstanding or anticipated. There are no orders, decisions, directions or convictions currently registered or outstanding by any tribunal or agency against or in respect of the Corporation by or in respect of any of its employees.

3.31 EMPLOYEE ACCRUALS.

     All accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, social security taxes, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records the Corporation. The Corporation is not in arrears in the payment of any vacation pay, bonuses, commissions, benefits, social security payments, sick leave benefits and other emoluments with respect to its employees whether arising by operation of Law, by contract or by past custom.

3.32 BONUS PAYMENTS.

     No employee of or consultant to the Corporation, other than the Vendors, has been paid a bonus or bonuses by the Corporation of more than $25,000 in any calendar year since January 1, 2004.

3.33 WORKER'S COMPENSATION.

     The Corporation is in good standing under and in compliance with the provisions of applicable worker's compensation, applicable employee health and safety, training or similar legislation in each jurisdiction where it carries on business. All accruals with respect to any worker's compensation claims and liabilities, including incurred but not reported worker's compensation claims and liabilities and worker's compensation claims development, have been made in good faith by the Corporation and are reflected in the books and records of the Corporation.

3.34 CUSTOMERS.

     Schedule 3.34A sets out the top one hundred (100) customers of the Business of the Corporation by revenue for the six (6) month period ended June 30, 2006. Except as set out in Schedule 3.34A, to the knowledge of the Vendors, the Corporation has a good working commercial relationship with its respective customers as a whole and has not received any written notice from a customer material to the Business as a whole or a definitive notice from an individual of authority of a customer material to the Business as a whole advising that it will cancel a substantial portion of its business relationship with the Business. All incentives given to customers other than discounts from published rates set out in Schedule 3.34B are disclosed in Schedule 3.34B and have been fully paid or fully reserved for in the Financial Statements. There has been no alteration of or relating to the provision of incentives given to customers of the Corporation since December 31, 2005.

3.35 OWNER-OPERATORS.

     The Corporation has not entered into any Contract with any owner-operator.

3.36 PRODUCT WARRANTIES.

     The Corporation has not given any express, written warranties given to purchasers of products supplied or services provided by the Corporation other than such warranties as may be implied by law.

3.37 ILLEGAL PAYMENTS.

     None of the directors, officers or employees of the Corporation has paid or caused to be paid, directly or indirectly, in connection with the Business:

     (a) to any government or agency thereof, any supplier or customer or any agent of any supplier or customer, any bribe, kickback or other similar payment; or

     (b) any contribution to any political party or candidate (other than from personal funds of the Vendors or directors, officers or employees of the Corporation not reimbursed by the Corporation or as otherwise permitted by applicable Law).

3.38 INDEBTEDNESS.

     At the Time of Closing, and except for the indebtedness under the capital leases and the term loan described in Schedule 3.38, the Corporation shall not have any indebtedness to any person for borrowed money.

3.39 SECURITIES LAWS.

     Each Vendor understands and confirms that such Vendor is an "accredited investor" within the meaning of National Instrument 45-106 - Prospectus and Registration Exemptions and applicable United States securities laws or is able to acquire the Vitran Shares based on an exemption from the requirement to prepare and file a prospectus or a registration statement under applicable securities laws.

3.40 BINDING NATURE.

     This Agreement is, and at the Time of Closing each of the agreements, contracts and instruments required by this Agreement to be executed and delivered by each of the Vendors will be, duly executed and delivered by each of the Vendors and a legal, valid and binding obligation of each Vendors, enforceable against such Vendor by the Purchaser in accordance with its terms.

3.41 NO CONFLICT.

     Such Vendor is not a party to, subject to or bound by any Order that would prevent the execution or delivery of this Agreement or any Related Agreements by such Vendor or the transfer, conveyance and sale of the Purchased Shares to be sold by such Vendor to the Corporation pursuant to the terms hereof.

3.42 OWNERSHIP OF PURCHASED SHARES.

     Each Vendor is the sole record and beneficial owner of all the Purchased Shares that are to be acquired by the Purchaser from such Vendor, and upon transfer of such Purchased Shares to the Corporation, the Corporation will acquire all rights of such Vendor in such Purchased Shares, free and clear of any and all Encumbrances. Schedule 2.1 sets forth a true and correct description of all Purchased Shares owned by such Vendor as of the date hereof, which are to be acquired by the Corporation.

4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to each of the Vendors as follows and acknowledges and confirms that each of the Vendors is relying on such representations and warranties in connection with the sale by the Vendors of the Purchased Shares:

4.1  ORGANIZATION.

     The Purchaser is a corporation validly existing and in good standing under the laws of the State of Nevada.

4.2  CORPORATE POWER AND AUTHORIZATION.

     The Purchaser has the corporate power and capacity to enter into this Agreement and to perform its obligations hereunder. This Agreement is, and at the Time of Closing each of the agreements, contracts and instruments required by this Agreement to be executed and delivered by the Purchaser will be, duly authorized, executed and delivered by the Purchaser and a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser by the Vendors in accordance with its terms.

4.3  NO VIOLATION.

     The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions provided for herein will not result in the breach or violation of, or constitute a default under or conflict with or cause the acceleration of any debt or other obligation of the Purchaser under:

     (a) any Contract to which the Purchaser is a party or by which it is bound;

     (b) any provision of the articles of incorporation or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Purchaser;

     (c) any judgment, decree, order or award of any court, Government Entity or arbitrator having jurisdiction over the Purchaser; or

     (d)  any applicable Law.

4.4  FINANCIAL ABILITY.

     Buyer has the financial resources to discharge in a timely fashion all of its obligations under this Agreement and under the Related Agreements.

4.5  CONSENTS AND APPROVALS.

     Except as set out in Schedule 4.5, there is no requirement for the Purchaser to make any filing with, give any notice to or obtain any license, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.

5.   REPRESENTATIONS AND WARRANTIES OF VITRAN

     Vitran represents and warrants to each of the Vendors as follows and acknowledges and confirms that each of the Vendors is relying on such representations and warranties in connection with the sale by the Vendors of the Purchased Shares:

5.1  ORGANIZATION.

     Vitran is a corporation validly existing under the laws of the Province of Ontario.

5.2  CORPORATE POWER AND AUTHORIZATION.

     Vitran has the corporate power and capacity to enter into this Agreement and to perform its obligations hereunder. This Agreement is, and at the Time of Closing each of the agreements, contract and instruments required by this Agreement to be executed and delivered by Vitran will be, duly authorized, executed and delivered by Vitran and a legal, valid and binding obligation of Vitran, enforceable against Vitran by the Vendors in accordance with its terms. Vitran hereby guarantees all obligations of the Purchaser made pursuant to this Agreement.

5.3  NO VIOLATION.

     The execution and delivery of this Agreement by Vitran and the consummation of the transactions provided for herein will not result in the breach or violation of, or constitute a default under or conflict with or cause the acceleration of any debt or other obligation of Vitran under:

     (a)  any Contract to which Vitran is a party or by which it is bound;

     (b) any provision of the articles of incorporation or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of Vitran;

     (c) any judgment, decree, order or award of any court, Governmental Entity or arbitrator having jurisdiction over Vitran; or

     (d)  any applicable Law.

5.4  VITRAN'S FINANCIAL STATEMENTS.

     Attached as Schedule 5.4 hereto are the annual audited financial statements of Vitran for the fiscal year ended December 31, 2005 and the unaudited financial statements of Vitran for the six month period ending June 30, 2006. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, are correct and complete and present accurately and fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of Vitran as at the respective dates thereof. There has been no Material Adverse Change to the business or financial condition of Vitran since December 31, 2005.

5.5  REPORTING ISSUER.

     Vitran is a reporting issuer under the Securities Act (Ontario) and is not in default of any of the provisions of such act or the regulation thereunder.

5.6  LISTINGS.

     The Vitran Shares are listed and posted for trading on the Toronto Stock Exchange and on NASDAQ and Vitran is not in default of any of the rules, by-laws, or policies of either of the Toronto Stock Exchange or NASDAQ.

5.7  CONSENTS AND APPROVALS.

     Except for the notice to be given to and accepted by each of NASDAQ and The Toronto Stock Exchange in connection with the Vitran Shares to be issued to the Vendors hereunder and except as set out in Schedule 5.7, there is no requirement for Vitran to make any filing with, give any notice to or obtain any license, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.

5.8  VITRAN SHARES.

     All necessary corporate action on the part of Vitran has been taken for the due and valid allotment of the Vitran Shares to be issued to the Vendors in accordance with Section 2.3 and, when issued, such shares shall be fully paid and non-assessable shares in the capital stock of Vitran. The Vitran Shares will have no Encumbrances or restrictions on sale except as provided under Section 6.10 or under applicable securities legislation.

6.   COVENANTS

6.1  DELIVERY OF BOOKS AND RECORDS.

     At the Time of Closing, there shall be delivered to the Purchaser, at the premises of the Corporation, by the Vendors all of the books and records of and relating the Corporation and the Business, including the minute books of the Corporation. The Purchaser agrees that it will preserve the books and records so delivered to it for a period of six (6) years from the Closing Date, or for such longer period as is required by any applicable law, and will permit the Vendors or their authorized representatives reasonable access thereto in connection with the affairs of the Vendors relating to his matters, but the Purchaser shall not be responsible or liable to the Vendors for or as a result of any unintentional loss or destruction of or damage to any such books or records. The confidentiality provisions of Section 11.1 shall apply to such books and records as if such provisions applied to the Vendors.

6.2  CONDUCT PRIOR TO CLOSING.

     Without in any way limiting any other obligations of the Vendors, during the period from August 11, 2006 to the Time of Closing, except for the Closing Adjustments and unless otherwise provided under this Agreement:

     (a) CONDUCT BUSINESS IN THE ORDINARY COURSE. Each of the Vendors shall have caused the Corporation to conduct, and the Corporation shall have conducted, the Business and the operations and affairs of the Corporation in the ordinary course of business consistent with prior practice;

     (b) NO UNUSUAL TRANSACTIONS. Each of the Vendors shall have ensured that the Corporation shall not have without the prior written consent of the Purchaser entered into any transaction or refrain from doing any action that, if effected before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of the Vendors or the Corporation contained herein;

     (c) NO MATERIAL CONTRACTS. Except as provided in Schedule 6.2(c), each of the Vendors shall have ensured that the Corporation shall not have entered into any Material Contracts or incur any indebtedness without the consent of the Purchaser, which consent shall not be unreasonably withheld;

     (d) CONTINUE INSURANCE. Each of the Vendors shall have caused the Corporation to maintain in full force and effect all policies of insurance or renewals thereof now in effect, and shall have taken out, at the expense of the Purchaser, such additional insurance as may be reasonably requested by the Purchaser and shall have given all notices and present all claims under all policies of insurance in a due and timely fashion;

     (e) CONTRACTUAL CONSENTS. Each of the Vendors shall have used his best efforts to cause the Corporation to obtain, the consents and approvals described in Schedule 3.15;

     (f) DISCHARGE LIABILITIES. Each of the Vendors shall have caused the Corporation to pay and discharge their liabilities in the ordinary course of business, except those contested in good faith by the Corporation;

     (g) CORPORATE ACTION. Each of the Vendors shall have used his best efforts to take and cause the Corporation to take all steps to complete the transactions contemplated by this Agreement; and

     (h) BEST EFFORTS. Each of the Vendors shall have used his best efforts to satisfy the conditions contained in Section 8.1.

6.3  DELIVERY OF TRANSFER DOCUMENTS.

     On the Closing Date the Vendors shall deliver to the Purchaser all necessary transfers, assignments and other documentation reasonably required to transfer the Purchased Shares to the Purchaser with a good and valid title, free and clear of all Encumbrances.

6.4  REGULATORY CONSENTS OF THE CORPORATION.

     Each of the Vendors shall use his best efforts to cause the Corporation to obtain, at or prior to the Time of Closing, from all appropriate federal, state, municipal or other governmental or regulatory bodies, the licenses, permits, consents, approvals, certificates, registrations and authorizations described in Schedules 3.15. If the Purchaser completes the transactions contemplated hereby on the Closing Date notwithstanding that any of the consents and approvals referred to in Schedules 3.15 have not been obtained, each of the Vendors shall continue after the Closing Date to use his best efforts as requested by the Purchaser from time to time in order to attempt to obtain any such consent or approval.

6.5  DELIVERY OF CLOSING DOCUMENTATION BY THE VENDORS.

     The Vendors shall deliver to the Purchaser a certificate of good standing or its equivalent and the articles of incorporation (including any amendments thereto) and by-laws of the Corporation certified by a senior officer of the Corporation, dated the Closing Date.

6.6  DELIVERY OF PURCHASER'S CLOSING DOCUMENTATION.

     The Purchaser shall deliver to the Vendors a certificate of good standing or its equivalent for the Purchaser and two copies, certified by a senior officer of the Purchaser, dated as of the Closing Date, of the articles of incorporation (including any amendments thereto) and by-laws of the Purchaser and of the resolution authorizing the execution, delivery and performance by the Purchaser of this Agreement and any documents to be provided by it pursuant to the provisions hereof. The Purchaser shall deliver to the Vendors a certificate of good standing or its equivalent for Vitran and the articles of incorporation

     (including any amendments thereto) and by-laws of Vitran and of the resolution authorizing the execution, delivery and performance by Vitran of this Agreement and any documents to be provided by it pursuant to the provisions hereof certified by a senior officer of Vitran, dated as of the Closing Date.

6.7  REGULATORY CONSENTS OF THE PURCHASER.

     The Purchaser and Vitran shall use their best efforts to obtain at or prior to the Time of Closing, from all appropriate federal, state, municipal or other governmental or regulatory bodies, the licenses, permits, consents, approvals, certificates, registrations and authorizations described in Schedules 4.5 and 5.7.

6.8  SECTION 338(H)(10) ELECTION.

     (a) The Purchaser, each of the Vendors and Vitran agree that, at the Purchaser's election, subject to the conditions of this Section 6.8, the Purchaser and each of the Vendors shall jointly make, at the option of the Purchaser, the election provided in subsection 338(h)(10) of the Code and applicable regulations of the Treasury Department and shall also make or be deemed to make such election or any similar election under and for purposes of the income tax laws of all other states that recognize such election such that the purchase and sale of the Purchased Shares, for purposes of all federal and state income taxes governed by such elections ("APPLICABLE INCOME TAXES"), shall be treated as a sale by the Corporation of its assets and properties (the "ELECTION"). Assuming the conditions of this
          Section 6.8 are met and the Purchaser elects to make the Election, the Purchaser and each of the Vendors shall execute and file Internal Revenue Service Form 8023 and all accompanying schedules and all other forms, elections and statements required by the Internal Revenue Service or any other authority or agency responsible for the administration of any Applicable Income Taxes to which the Purchaser, each of the Vendors, Vitran or the Corporation may be subject, necessary or appropriate to effectuate, evidence and confirm the Election, and, in such event, the Purchaser, each of the Vendors, Vitran, and the Corporation shall file all tax returns in a manner consistent with the foregoing. The Purchaser and each of the Vendors agree that, for purposes of this Election, the purchase price for the assets and properties of the Corporation shall be determined by the Purchaser and the Vendors, jointly, in accordance with the provisions of Section 338 of the Code and applicable regulations of the Treasury Department and with reference to the fair market value of the assets and properties of the Corporation as reasonably determined by the Purchaser and the Vendors, jointly. If the Purchaser wishes to make the Election, the Purchaser shall, as expeditiously as possible, and, in any event, by November 30, 2006, disclose and describe to the Vendors its proposals for all such determinations and allocations. Prior to the making of the Election, Vitran shall have a reasonable opportunity to review, and the right to approve (insofar as they relate to the Election), each of the Vendors' tax returns as they relate to the Election and the Vendors calculation of 338 Taxes payable to be filed in connection with the

          Election and the Vendors' calculation of 338 Taxes payable, provided that the contents thereof shall remain strictly confidential and may be used by the Purchaser and its representatives only in and so far as they may be relevant to the purposes of this Section 6.8 provided that the Vendors acknowledge that Vitran will be required to disclose the aggregate amount of the 338 Taxes payable by all of the Vendors in its financial statements. The parties agree to attempt to resolve any dispute between them in respect of such tax returns or calculations within ten (10) days of the date the dispute first arises. If the parties cannot resolve all matters in dispute within such ten (10) day period, all unresolved matters shall be submitted to the Pittsburgh, Pennsylvania office of Ernst & Young for resolution by arbitration, and Ernst & Young shall be given access to all materials and information reasonably requested by it for such purpose. Vitran and the Vendors shall be entitled to make submissions to Ernst & Young during its consideration of the matters in dispute. Ernst & Young's determination of all such matters shall be final and binding on both parties and shall not be subject to appeal by either party. The fees and expenses of Ernst & Young shall be borne by Vitran unless the dispute is the result of the bad faith (in the sole opinion of Ernst & Young) of any of the Vendors in which case, it shall be borne by Vendors, jointly. Each of the Vendors' tax returns shall be modified to the extent required to give effect to Ernst & Young's determination.

     (b) Provided that the Election is made in accordance with this Section 6.8, the Purchaser will compensate, and Vitran shall cause the Purchaser to compensate, each of the Vendors for, and the Purchase Price will be increased by the amount of, any additional federal and/or state income taxes or other Taxes payable by the Vendors which would not have been payable by the Vendors if the Election had not been made ("338 TAXES"), together with any additional federal and/or state income taxes or other Taxes payable by the Vendors with respect to the payments which the Purchaser has made or is obligated to make to the Vendors in respect of 338 Taxes (i.e. on a gross up basis, the "PURCHASER 338 PAYMENTS"). Any 338 Taxes or Purchaser 338 Payments payable to the Vendors in accordance with this Section 6.8 will be due and payable by the Purchaser promptly upon calculation and under no circumstances later than a sufficient time prior to the date any of the Vendors is required to pay the applicable tax so that such Vendor has funds on hand within which to pay the tax.

     (c) Notwithstanding any other provisions of this Agreement, the covenants and agreements of subsections 6.8 (a) and (b) shall have no expiration date.

     (d) The Purchaser shall reimburse the Vendors for their reasonable costs incurred in connection with the Election and calculation of the 338 Taxes payable.

     (e) The Purchaser, the Corporation and the Vendors agree that the Purchase Price and the liabilities of the Corporation will be allocated to the assets of the Corporation for all purposes (including Tax and financial accounting) in a manner consistent with the Code sections 338 and 1060 and the regulations thereunder. The

          Purchaser, the Corporation and the Vendors shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocations.

6.9  REMOVAL OF PERSONAL ITEMS.

     Each of the Vendors shall have removed from the Leased Real Property their personal assets on or before the Closing Date.

6.10 RESTRICTION ON TRANSFER OF SHARES.

     Each of the Vendors covenants and agrees that he will not, without the prior written consent of Vitran, directly or indirectly, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any Vitran Shares issued to him pursuant to this Agreement, or any interest therein or right, title or interest thereto, for one (1) year from the Closing Date, except for transfers among the Vendors or Related Parties provided that any Related Party becomes bound by this Section 6.10 by executing an instrument in writing addressed to Vitran to such effect. Each of the Vendors further covenants and agrees that, during the period commencing one (1) year from the Closing Date and ending two (2) years from the Closing Date, he shall notify Vitran in writing of his intention to dispose of a block of 10,000 or more Vitran Shares owned by him at least one (1) Business Day prior to any such disposition to enable Vitran to assist in the orderly disposition of the Vitran Shares.

6.11 DELIVERY OF ACQUISITION AGREEMENT.

     Immediately after the completion of the transactions herein provided for, the Corporation, Northridge Enterprises, L.P., and Woodhurst Realty, LLC shall have executed and delivered the Acquisition Agreement which shall be consummated on the Closing Date. On the Closing Date Vitran shall cause the Purchaser to pay to the Corporation an amount not less than the consideration payable by the Corporation to Northridge Enterprises, L.P. and Woodhurst Realty, LLC and the closing costs and other amounts required by the Acquisition Agreement to be paid by the Corporation necessary for the Corporation to consummate the transactions contemplated by the Acquisition Agreement.

6.12 TAX COOPERATION.

     Each party agrees to fully cooperate in good faith with the others in the preparation of all tax returns and in the event of any tax audit; provided, that the party seeking the cooperation of the others shall reimburse the others for any out of pocket expenses incurred.

6.13 DELIVERY OF EMPLOYMENT AGREEMENT.

     The Purchaser has made an offer of employment to Mark L. Kosovec, who agrees that on the Closing Date he shall execute and deliver to the Purchaser an employment agreement in the form attached as Schedule 6.13 (the "EMPLOYMENT AGREEMENT").

7.   CLOSING ARRANGEMENTS

7.1  PLACE OF CLOSING.

     The closing shall take place at the Time of Closing at the offices of Vuono & Gray, LLC, 2310 Grant Building, Pittsburgh, Pennsylvania.

7.2  TRANSFER.

     At the Time of Closing, the Vendors shall deliver to the Purchaser certificates representing all the Purchased Shares duly endorsed in blank for transfer with any applicable security transfer taxes paid, will cause transfers of the Purchased Shares to be duly and regularly recorded in the name of the Purchaser or its nominee(s), will cause meetings of the board of directors of the Corporation to be held at which the directors and officers of the Corporation specified by the Purchaser will resign in favour of nominees of the Purchaser.

7.3  FURTHER ASSURANCES.

     Each of the parties covenants and agrees that, from time to time subsequent to the Closing Date, he or it will, at the request and expense of the requesting party, execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as any other party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.

8.   CONDITIONS OF CLOSING

8.1  CONDITIONS OF CLOSING IN FAVOUR OF THE PURCHASER.

     The purchase and sale of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be fulfilled, performed, or waived at or prior to the Time of Closing:

     (a) REGULATORY CONSENTS. The Vendors shall have obtained from all appropriate federal, state, municipal or other governmental or administrative bodies, such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained by the Vendors to permit the change of ownership of the Purchased Shares contemplated hereby including, without limitation, those described in Schedule 3.15, in form and substance satisfactory to the Purchaser, acting reasonably;

     (b) CONTRACTUAL CONSENTS. The Vendors shall have obtained the notices, consents and approvals described in Schedule 3.15, in each case in form and substance satisfactory to the Purchaser, acting reasonably;

     (c) MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of the Corporation;

     (d) NO ACTION OR PROCEEDING. No legal or regulatory action or proceeding shall be pending or threatened by any person which would, in the opinion of the Purchaser, acting reasonably, enjoin, restrict or prohibit:

          (i) the purchase and sale of the Purchased Shares contemplated hereby; or

          (ii) the Purchaser from carrying on the Business in the manner in which the Corporation is carrying on the Business at the date hereof;

     (e) NO ADVERSE LEGISLATION. No legislation (whether by statute, regulation, order-in-council, notice of ways and means motion, by-law or otherwise) shall have been enacted which causes a Material Adverse Consequence to the Business;

     (f) DISCHARGE OF ENCUMBRANCES. The Vendors shall have delivered to the Purchaser evidence in form and substance satisfactory to the Purchaser and its counsel that all Encumbrances affecting the Corporation, other than Permitted Encumbrances, or the Purchased Shares have been discharged in full at the Time of Closing;

     (g) NON-COMPETITION AGREEMENT. Each of the Vendors shall have executed and delivered to the Purchaser a non-competition agreement as agreed to by the Purchaser and the Vendors;

     (h) LEGAL OPINION. The Vendors shall have delivered to the Purchaser a legal opinion of Vuono & Gray, LLC, counsel to the Vendors, in form and content acceptable to the Purchaser;

     (i) RESIGNATION OF DIRECTORS AND OFFICERS. Such directors and officers of the Corporation as the Purchaser may specify shall have resigned in favour of nominees of the Purchaser effective as of the Time of Closing;

     (j) RESIGNATION OF ACCOUNTANTS. The certified public accountants of the Corporation shall have resigned effective as of the Time of Closing;

     (k) RELEASES BY VENDORS. The Vendors shall have executed and delivered, at the Time of Closing, releases in favour of the Corporation, in form and content acceptable to the Purchaser;

     (l) SAFETY RATING. The Corporation shall have maintained a satisfactory safety rating with the United States Department of Transportation; and

     (m) BUSINESS ACQUISITION REPORT. The certified public accountants of the Corporation shall have consented to the use by Vitran of the financial statements of the Corporation for the fiscal years ended December 31, 2003, 2004 and 2005, and the auditor's report thereon, in order to enable Vitran to prepare and file its business acquisition report in accordance with National Instrument 51-102 - Continuous Disclosure Obligations.

8.2  NON-PERFORMANCE BY THE VENDORS

     If any of the conditions contained in Section 8.1 shall not be performed or fulfilled at or prior to the Time of Closing in the opinion of the Purchaser, acting reasonably, the Purchaser may, by notice to the Vendors terminate this Agreement and the obligations of the Purchaser to complete the transactions contemplated by this Agreement other than the obligations contained in Section 11.1, shall be terminated. Any such condition may be waived in whole or in part by the Purchaser and shall be deemed waived if not required by Purchaser at Closing.

8.3  CONDITIONS OF CLOSING IN FAVOUR OF THE VENDORS.

     The purchase and sale of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Vendors, to be fulfilled or performed at or prior to the Time of Closing:

     (a) REGULATORY CONSENTS. There shall have been obtained, from all appropriate federal, provincial, state, municipal or other governmental or administrative bodies, such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained by the Purchaser to permit the change of ownership of the Purchased Shares contemplated hereby including, without limitation, those described in Schedules 3.15, 4.5, and 5.7;

     (b) LEGAL OPINION. The Purchaser and Vitran shall have delivered to the Vendors a legal opinion of Lang Michener LLP, counsel to Purchaser and Vitran, in form and content acceptable to the Vendors; and

     (c) RELEASE BY LENDERS. The Vendors shall have obtained from such lenders of the Corporations as they deem necessary a written release of all liability under any loans, guaranties or other obligations relating to the Corporation.

8.4  NON-PERFORMANCE BY THE PURCHASER.

     If any of the conditions contained in Section 8.3 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Vendors, acting reasonably, the Vendors may, by notice to the Purchaser, terminate this Agreement and the obligations of the Vendors and the Purchaser under this Agreement other than the obligations contained in
     Section 11.1, shall be terminated. Any such condition may be waived in whole or in part by the Vendors.

9.   SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

9.1  SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES.

     To the extent that the covenants have not been fully performed at or prior to the Time of Closing, the covenants, representations and warranties contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement shall survive the closing of the transactions contemplated hereby and shall terminate at the expiration of eighteen (18) months following the Closing Date and, notwithstanding such closing nor any investigation made by or on behalf of the party entitled to the benefit thereof, shall continue in full force and effect for the benefit of the party entitled to the benefit thereof for such eighteen (18) months and further provided that:

     (a) the representations and warranties set out in Sections 3.1 to 3.5 inclusive, Sections 3.41 and 3.42, Sections 4.1 to 4.3 (inclusive) and Sections 5.1 to 5.3 (inclusive) and the covenants and agreements contained in Sections 6.8 and 6.12 shall survive and continue in full force and effect without limitation of time;

     (b) the representations and warranties set out in Section 3.27 shall survive until two (2) years after the Closing Date;

     (c) a claim for indemnification for any breach or inaccuracy of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving intentional fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law; and

     (d) no claim for indemnification for any breach or inaccuracy of any other representation, warranty or covenant shall be valid unless the party against whom such the corresponding representations and warranties set out in the certificates to claim is made has been given notice thereof before the expiration of the applicable period.

10.  INDEMNIFICATION

10.1 INDEMNIFICATION BY THE VENDORS

     Each of the Vendors agrees to indemnify, save harmless and hereby indemnifies and holds harmless the Purchaser, its permitted assigns, and, after the Time of Closing, the Corporation, and the directors, officers, employees, agents and representatives of each of the foregoing (all such persons other than the Purchaser, collectively, the "PURCHASER'S REPRESENTATIVES"), from all Losses suffered or incurred by the Purchaser or the Purchaser's Representatives as a result of or arising directly or indirectly out of or in connection with (and in the case of indemnification for matters described in subsections 10.1(b), notwithstanding any disclosure in this Agreement or in any agreement, certificate or other document delivered pursuant hereto):

     (a) any breach by any of the Vendors of, or any inaccuracy of any representation or warranty of the Vendors contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto;

     (b) any breach or non-performance by the Vendors of any covenant to be performed by him which is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto; and

     (c) all claims, demands, costs and expenses, including reasonable legal fees, in respect of the foregoing.

     The Purchaser holds the foregoing indemnity to the extent in favour of the Purchaser's Representatives in trust and as agent for the Purchaser's Representatives so that they may enjoy and be entitled to the benefit thereof.

10.2 INDEMNIFICATION BY THE PURCHASER.

     The Purchaser and Vitran agree to indemnify and save harmless and hereby indemnify and hold harmless each of the Vendors from all Losses suffered or incurred by the Vendors as a result of or arising directly or indirectly out of or in connection with: (a) any breach by the Purchaser or Vitran of or any inaccuracy of any representation or warranty contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto; (b) any breach or non-performance by the Purchaser of any covenant to be performed by it which is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto; and (c) all claims, demands, costs and expenses, including reasonable legal fees, in respect of the foregoing.

10.3 LIMITATION ON OBLIGATION TO INDEMNIFY.

     (a) In the event that any of the Vendors are required to indemnify and save harmless the Purchaser or the Purchaser's Representatives pursuant to Section 10.1 in respect of any Loss suffered or incurred, the liability of such party shall not arise until the Losses in respect thereof exceeds $100,000 and the maximum aggregate amount of such liability shall not exceed $50,000,000.

     (b) In the event that the Purchaser or Vitran are required to indemnify and save harmless any of the Vendors pursuant to Section 10.2 in respect of any Loss suffered or incurred, the liability of the Purchaser and Vitran shall not arise until the losses in respect thereof exceeds $100,000.

10.4 NOTICE OF CLAIM.

     In the event that a party (the "INDEMNIFIED PARTY") shall become aware of any claim, proceeding or other matter which may result in a Loss (a "CLAIM") in respect of which another party (the "INDEMNIFYING PARTY") agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a "THIRD PARTY CLAIM") or whether the Claim does not so arise (a "DIRECT CLAIM"), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known. If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

10.5 DIRECT CLAIMS.

     With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have sixty
     (60) days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such sixty (60) day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed-upon amount of the Claim, failing which the matter shall be referred to binding arbitration in such manner as the parties may agree or shall be determined by a court of competent jurisdiction.

10.6 THIRD PARTY CLAIMS.

     With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defense of the Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified

     Party for all the Indemnified Party's out-of-pocket expenses as a result of such participation or assumption. If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defense of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and the representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defenses). If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control, and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that: (a) the Indemnified Party is required by applicable law or the order of any court, tribunal or regulatory body having jurisdiction; or (b) it is necessary in the reasonable view of the Indemnified Party acting in good faith and in a manner consistent with reasonable commercial practices in respect of: (i) a Third Party Claim by a customer relating to products or services supplied by the Business; or (ii) a Third Party Claim relating to any Contract which is necessary to the ongoing operations of the Business or any material part thereof by a reasonable and prudent operator in substantially the same manner in which it has heretofore been operated by the Corporation in order to avoid material damage to the relationship between the Indemnified Party and any of its major customers or to preserve the rights of the Indemnified Party under such an essential Contract, to make a payment to any Person (a "THIRD PARTY") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, as the case may be, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment.

10.7 SETTLEMENT OF THIRD PARTY CLAIMS.

     If the Indemnifying Party fails to assume control of the defense of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defense of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason.

10.8 CO-OPERATION.

     The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect


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

     thereto (including supplying copies of all relevant documentation promptly as it becomes available).

10.9 EXCLUSIVITY.

     The provisions of this Article 10 shall apply to any Claim for breach of any covenant, representation, warranty or other provision of this Agreement or any agreement, certificate or other document delivered pursuant hereto (other than a claim for specific performance or injunctive relief) with the intent that all such Claims shall be subject to the limitations and other provisions contained in this Article 10.

11.  MISCELLANEOUS

11.1 CONFIDENTIALITY OF INFORMATION.

     (a) The Purchaser and Vitran each for itself and its employees, servants and agents agrees to keep confidential and to refrain from using any information concerning the business and affairs of any of the Vendors and, if the transactions contemplated by this Agreement shall fail to be consummated, of the Corporation, which it may have acquired in connection with the transactions contemplated by this Agreement and in addition, shall return all copies of records or documents received therefrom and all notes or summaries thereof in any form whatsoever. The Purchaser and Vitran's obligations in this respect shall not apply to any information which:

          (i) is in the public domain at the time of its disclosure to the Purchaser or Vitran;

          (ii) subsequently comes into the public domain without breach by the Purchaser or Vitran of its obligations under this subsection 11.1(a);

          (iii) the Purchaser or Vitran can show was in its possession prior to its disclosure to the Purchaser or Vitran in connection with these transactions; or

          (iv) is or has been disclosed to the Purchaser or Vitran by any person otherwise than at the request or occurrence of the Vendors and not in violation of any obligation owed to the Vendors.

     (b) If, for any reason, the transactions contemplated by this Agreement shall fail to be completed, the Vendors for itself and its employees, servants and agents agrees to keep confidential and to refrain from using any information concerning the business and affairs of any of the Purchaser and Vitran which it may have acquired in connection with the transactions contemplated by this Agreement and in addition, shall return all records or documents received from the Purchaser relating to Vitran. The obligations of the Vendors in this respect shall not apply to any information which:

          (i) is in the public domain at the time of its disclosure to the Vendors;

          (ii) subsequently comes into the public domain without breach by the Vendors of its obligations under this subsection 11.1(b);

          (iii) the Vendors can show was in their possession prior to its disclosure in connection with these transactions; or

          (iv) is or has been disclosed to the Vendors by any person the request or occurrence of the Purchaser.

11.2 NOTICES.

     (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

          if to the Vendors:

          Donald C. Hammel
          c/o PJAX Inc.
          2850 Kramer Drive
          Gibsonia, PA 15044

          Copy to:

          Vuono & Gray, LLC
          2310 Grant Building
          310 Grant Street
          Pittsburgh, PA 15219-2383

          Attention: Mark T. Vuono
          Fax: 412-471-4477

          if to the Purchaser or to Vitran:

          c/o Vitran Corporation Inc.
          185 The West Mall
          Suite 701
          Toronto, Ontario
          M9C 5L5

          Attention: Richard E. Gaetz

                     President and Chief Executive Officer
          Fax: (416) 596-8039

          Copy to:

          Lang Michener LLP
          Barristers and Solicitors
          Box 747, Suite 2500
          BCE Place, 181 Bay Street
          Toronto, Ontario
          M5J 2T7

          Attention: Geofrey Myers
          Fax: (416) 365-1719

     (b) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business
          Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

     Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this Section 11.2.

11.3 COMMISSIONS, ETC.

     It is understood and agreed that each of the parties hereto shall be responsible for all fees payable to any broker, agent or other intermediary retained by such party in connection with the sale or purchase of the Purchased Shares.

11.4 EXPENSES.

     Each of the parties hereto shall pay their own legal, accounting and other expenses arising in respect of this Agreement, the completion of the transactions contemplated hereby and to any action taken by such party in preparation for carrying this Agreement into effect.

11.5 CONSULTATION.

     The parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by any applicable law or regulatory requirement, none of the Vendors, the Corporation, Vitran nor the Purchaser nor any of their respective officers, directors, employees, agents or representatives shall issue any such press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

11.6 DISCLOSURE.

     Prior to any public announcement of the transaction contemplated hereby pursuant to Section 11.5, no party shall disclose this Agreement or any aspect of such transaction except to its board of directors, its senior management, its legal, accounting, financial or other professional advisors, any financial institution contacted by it with respect to any financing required in connection with such transaction and counsel to such institution, or as may be required by any applicable law or any regulatory authority or stock exchange having jurisdiction.

11.7 SUCCESSORS AND ASSIGNS.

     This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and, where the context so permits, their respective heirs, legal personal representatives, successors and permitted assigns and the Purchaser's Representatives. Except as provided in this
     Section 11.7, no party may assign any of its rights or obligations hereunder without the prior written consent of all other parties. The Purchaser may, at any time prior to the Time of Closing:

     (a) assign all of its rights and obligations under this Agreement to any person if the Vendors' prior written consent is obtained and the assignee delivers to the Vendors an instrument in writing executed by the assignee confirming that it is bound by and shall perform all of the obligations of the Purchaser under this Agreement as if it were an original signatory;

     (b) assign all of its rights and obligations hereunder to a Subsidiary or affiliate of the Purchaser who delivers an instrument in writing to the Vendors as set out in subsection 11.7(a); or

     (c) notwithstanding anything else contained in this Section 11.7. The Purchaser may, at any time and from time to time, assign all of its rights arising under this Agreement to its lenders in connection with any credit facilities provided to the Purchaser;

     provided that no such assignment shall relieve the Purchaser or Vitran of its obligations under this Agreement. In the event of an assignment as set out above, any reference in this Agreement to the Purchaser shall be deemed to include the assignee.

11.8 AMENDMENT AND WAIVERS.

     No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this

     Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

11.9 COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF this Agreement has been executed by the parties.

SIGNED, SEALED AND DELIVERED        )
in the presence of:                 )
                                    )
                                    )
/s/ Mark T. Vuono                   )   /s/ Donald C. Hammel
------------------------------------)   ----------------------------------------
Witness                             )   Donald C. Hammel
                                    )
                                    )
/s/ Mark T. Vuono                   )   /s/ Donald J. Hammel
------------------------------------)   ----------------------------------------
Witness                             )   Donald J. Hammel
                                    )
                                    )
/s/ Mark T. Vuono                   )   s/ Jeffrey A. Hammel
------------------------------------)   ----------------------------------------
Witness                             )   Jeffrey A. Hammel
                                    )
                                    )
/s/ Mark T. Vuono                   )   /s/ James T. Hammel
------------------------------------)   ----------------------------------------
Witness                             )   James T. Hammel
                                    )
                                    )
/s/ Mark T. Vuono                   )   s/ Mark L. Kosovec
------------------------------------)   ----------------------------------------
Witness                             )   Mark L. Kosovec


                                        PJAX, INC.


                                        by: /s/ Donald C. Hammel
                                            ------------------------------------
                                        Name: Donald C. Hammel
                                        Title: President


                                        VITRAN CORPORATION


                                        by: /s/ Richard E. Gaetz
                                            ------------------------------------
                                        Name: Richard E. Gaetz
                                        Title: Chief Executive Officer


                                        VITRAN CORPORATION INC.


                                        by: /s/ Richard E. Gaetz
                                            ------------------------------------
                                        Name: Richard E. Gaetz
                                        Title: President and Chief
                                               Executive Officer